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                                                                    EXHIBIT 99.1

                                  NEWS RELEASE

                           SOUTHERN ENERGY HOMES, INC.

            Southern Energy Homes, Inc. Sells Consumer Loan Portfolio
                        Increases Focus on Manufacturing


Addison, Alabama-Dec. 24, 2002: Southern Energy Homes, Inc. (NASDAQ:SEHI - News) today announced that it sold its consumer loan portfolio as part of its continuing program to focus on its core manufacturing and supply operations and improve earnings.

"The sale of our consumer loan portfolio continues our program of improving Southern Energy's profitability and increasing our focus on the core manufacturing and supply operations," stated Keith O. Holdbrooks, chief executive officer. "The cash from the transaction will be used to pay off our debt, resulting in no long-term or short-term debt at year end. In addition, the timing of the sale at year-end allows us to take advantage of a tax-loss carryback that would expire at the end of 2002 and will reduce the ongoing losses related to the loan portfolio."

The loan portfolio had a book value of approximately $12.1 million and was managed by the Company's wholly owned subsidiary, Wenco Finance. The loan portfolio was sold for approximately $6.5 million in a cash transaction. Southern Energy expects to book a loss on the sale of approximately $5.6 million in the fourth quarter of 2002. The loss will be offset by a $1.9 million tax benefit that is a carryforward from 1998.

"Our consumer finance business has been unprofitable since the economy turned down last year," continued Mr. Holdbrooks. "We expect losses from Wenco to be approximately $700,000 in 2002. We believe the sale will significantly improve our profit potential in 2003 while strengthening our balance sheet."

"Our growth strategy is centered on our manufacturing business. The sale of our loan portfolio is a significant step in improving our future profitability and allowing our management team to focus on our profitable manufacturing and supply operations. We believe we have excellent opportunities to improve our manufacturing efficiencies and focus on our strong network of independent home dealers in 22 states to build shareholder value in the future," concluded Mr. Holdbrooks.

About Southern Energy Homes, Inc.

Southern Energy Homes, Inc. operates five home manufacturing facilities in Alabama and Texas, three retail sales centers in Alabama and South Carolina, and three supply companies, all in Alabama. Currently marketed under four brand names, the Company's homes are sold in 22 states. Forward-looking statements in this news release, including without limitation, statements relating to the adequacy of the Company's resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those in any forward-looking statements, including without limitation: the ultimate financial and operational effects of discontinued operations being undertaken; general economic conditions; the cyclical and seasonal nature of housing markets; competitive pricing pressures at both the wholesale and retail levels; changes in market demand; the impact of cost reduction programs and other management initiatives; availability of financing for prospective purchasers of the Company's homes and availability of floor plan financing for dealers; availability and pricing of raw materials; concentration of the Company's business in certain regional markets; adverse weather conditions that reduce retail sales; the possibility of plant shutdowns from weather or other causes; availability of labor for the Company to meet operating requirements; the highly competitive nature of the manufactured housing industry; federal, state and local regulation of the Company's business; the Company's contingent repurchase liabilities with respect to dealer financing; the Company's reliance on independent dealers; and other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission.

Contact: James Hasty
         Corporate Controller
         (256) 747-8589